Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements (sometimes referred to as pro forma financial statements) have been derived from the historical consolidated financial statements of AGL Resources Inc. (AGL Resources) and Nicor Inc. (Nicor).

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Income (sometimes referred to as pro forma statements of income) for the nine months ended September 30, 2011, and for the year ended December 31, 2010, give effect to the merger as if it were completed on January 1, 2010. The Unaudited Pro Forma Condensed Combined Statement of Financial Position (sometimes referred to as pro forma balance sheet) as of September 30, 2011, gives effect to the merger as if it were completed on September 30, 2011.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (i) directly attributable to the merger; (ii) factually supportable; and (iii) with respect to the pro forma statements of income, expected to have a continuing impact on the combined results of AGL Resources and Nicor. As such, the impact from merger-related expenses is not included in the accompanying pro forma statements of income. However, the impact of these expenses is reflected in the pro forma balance sheet as a decrease to retained earnings. Further, the pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the merger.

The acquisition of Nicor common stock by AGL Resources in the merger will be accounted for in accordance with the acquisition method of accounting and the regulations of the SEC. The final purchase price will be computed using (i) Nicor’s outstanding shares immediately prior to the effective time of the merger, and the market value of AGL Resources’ common stock issued in connection with the merger based on the volume-weighted average price of AGL Resources’ common stock the business day immediately preceding the effective time of the merger, (ii) the cost of debt issued based on Nicor’s outstanding shares immediately preceding the effective time of the merger and the commitment to pay cash of $21.20 per Nicor common share and (iii) the cash payment to settle shares outstanding under Nicor’s stock compensation plans.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements. Since the pro forma financial statements have been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company.

The following pro forma financial statements should be read in conjunction with:
•	The accompanying notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements;
•	The consolidated financial statements of AGL Resources as of and for the year ended December 31, 2010, included in AGL Resources’ Form 10-K;
•	The unaudited condensed consolidated interim financial statements of AGL Resources as of and for the nine months ended September 30, 2011, included in AGL Resources’ Form 10-Q;
•	The consolidated financial statements of Nicor as of and for the year ended December 31, 2010, included in Nicor’s Form 10-K;
•	The unaudited condensed consolidated interim financial statements of Nicor as of and for the nine months ended September 30, 2011, included in Nicor’s Form 10-Q;
•	Information contained in, or incorporated by reference in our joint proxy statement/prospectus filed with the SEC on April 28, 2011.

AGL RESOURCES INC. AND NICOR INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
For the Nine Months Ended September 30, 2011
	AGL		Pro Forma		Pro Forma
	Resources	Nicor (a)	Adjustments		Combined
	(In millions, except per share amounts)

OPERATING REVENUES	$1,548	$1,862	$-		$3,410
OPERATING EXPENSES:
Cost of gas	701	944	-		1,645
Operation and maintenance	363	502	(29)	(b)	836
Depreciation and amortization	126	155	9	(c)	290
Taxes other than income taxes	36	142	-		178
Total operating expenses	1,226	1,743	(20)		2,949
OPERATING INCOME	322	119	20		461
Interest expense	(92)	(24)	(24)	(d)	(140)
Other income	4	13	-		17
INCOME BEFORE INCOME TAXES	234	108	(4)		338
INCOME TAXES	85	38	(2)	(e)	121
NET INCOME	149	70	(2)		217
Less: net income attributable to the noncontrolling interest	10	-	-		10
NET INCOME ATTRIBUTABLE TO PARENT	$139	$70	$(2)		$207
BASIC EARNINGS PER SHARE OF COMMON STOCK	$1.79	$1.52			$1.78
WEIGHTED-AVERAGE NUMBER OF BASIC SHARES OUTSTANDING	77.9	45.9	(7.8)	(f)	116.0
DILUTED EARNINGS PER SHARE OF COMMON STOCK	$1.78	$1.52			$1.78
WEIGHTED-AVERAGE NUMBER OF DILUTED SHARES OUTSTANDING	78.4	45.9	(7.8)	(f)	116.5
See accompanying Notes to the Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

AGL RESOURCES INC. AND NICOR INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2010
	AGL		Pro Forma		Pro Forma
	Resources	Nicor (a)	Adjustments		Combined
	(In millions, except per share amounts)

OPERATING REVENUES	$2,373	$2,710	$-		$5,083
Cost of gas	1,164	1,406	-		2,570
Operation and maintenance	503	692	(10)	(b)	1,185
Depreciation and amortization	160	203	12	(c)	375
Taxes other than income taxes	46	173	-		219
Total operating expenses	1,873	2,474	2		4,349
OPERATING INCOME	500	236	(2)		734
Interest expense	(109)	(37)	(40)	(d)	(186)
Other (loss) income	(1)	9	-		8
INCOME BEFORE INCOME TAXES	390	208	(42)		556
INCOME TAXES	140	70	(10)	(e)	200
NET INCOME	250	138	(32)		356
Less: net income attributable to the noncontrolling interest	16	-	-		16
NET INCOME ATTRIBUTABLE TO PARENT	$234	$138	$(32)		$340
BASIC EARNINGS PER SHARE OF COMMON STOCK	$3.02	$3.02			$2.94
WEIGHTED-AVERAGE NUMBER OF BASIC SHARES OUTSTANDING	77.4	45.7	(7.6)	(f)	115.5
DILUTED EARNINGS PER SHARE OF COMMON STOCK	$3.00	$3.02			$2.93
WEIGHTED-AVERAGE NUMBER OF DILUTED SHARES OUTSTANDING	77.8	45.7	(7.6)	(f)	115.9
See accompanying Notes to the Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

AGL RESOURCES INC. AND NICOR INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF FINANCIAL POSITION
As of September 30, 2011
	AGL		Pro Forma		Pro Forma
	Resources	Nicor (a)	Adjustments		Combined
		(In millions)
ASSETS
Current Assets:
Cash and cash equivalents	$165	$42	$(145)	(l)	$62
Total receivables, net of allowance	639	232	-		871
Inventories, net	635	240	-		875
Derivative financial instruments	148	50	-		198
Recoverable regulatory assets	85	49	-		134
Other current assets	129	175	-		304
	1,801	788	(145)		2,444

Property, plant and equipment, net	4,635	3,106	6	(g)	7,747
Goodwill	418	27	1,322	(h)	1,767
Recoverable regulatory assets	529	247	121	(i)	897
Derivative financial instruments	38	12	-		50
Other	38	230	161	(j)	429

	$7,459	$4,410	$1,465		$13,334

LIABILITIES AND EQUITY
Current Liabilities:
Short-term debt	$2	$313	$578	(l)	$893
Accounts payable	710	253	-		963
Current portion of long-term debt	15	-	-		15
Accrued expenses	87	70	36	(k)	193
Derivative financial instruments	45	80	-		125
Accrued regulatory liabilities	174	46	-		220
Other current liabilities	107	162	-		269
	1,140	924	614		2,678

Long-term debt	2,687	499	396	(l)	3,582
Accumulated deferred income taxes	895	437	61	(m)	1,393
Accrued regulatory liabilities	592	910	-		1,502
Accrued pension and postretirement expenses	180	233	-		413
Derivative financial instruments	14	7	-		21
Other long-term liabilities and other deferred credits	70	298	-		368
	4,438	2,384	457		7,279

Equity:
Common shareholders’ equity	1,864	1,102	394	(n)	3,360
Noncontrolling interest	17	-	-		17
	1,881	1,102	394		3,377

	$7,459	$4,410	$1,465		$13,334
See accompanying Notes to the Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.	Basis of Pro Forma Presentation

The pro forma statements of income for the nine months ended September 30, 2011, and for the year ended December 31, 2010, give effect to the merger as if it were completed on January 1, 2010. The pro forma statement of financial position as of September 30, 2011, gives effect to the merger as if it were completed on September 30, 2011.

The pro forma financial statements have been derived from the historical consolidated financial statements of AGL Resources and Nicor. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements. Since the pro forma financial statements have been prepared based upon preliminary estimates, the final amounts recorded may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The merger is reflected in the pro forma financial statements as being accounted for based on the guidance provided by Accounting Standards Codification (ASC) 805 (sometimes referred to as ASC 805), Business Combinations. Under the acquisition method, the preliminary purchase price is calculated as described in Note 2 to the pro forma financial statements. In accordance with ASC 805, the assets acquired, and the liabilities assumed, have been measured at fair value. The fair value measurements utilize estimates based on key assumptions of the merger, including prior acquisition experience, benchmarking of similar acquisitions and historical and current market data. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final purchase price allocation may differ materially from the information presented.

Estimated transaction costs have been excluded from the pro forma statements of income as they reflect non-recurring charges directly related to the merger. However, the anticipated transaction costs are reflected in the pro forma balance sheet, as an adjustment to accrued expenses and a reduction to retained earnings. Further, the pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the merger.

For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, as reflected in the pro forma financial statements, AGL Resources has applied ASC 820, Fair Value Measurements and Disclosures, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Note 2.	Preliminary Purchase Price

AGL Resources acquired all of the outstanding shares of Nicor’s common stock. The preliminary purchase price for the merger is as follows:

Cost of equity issued
Nicor shares outstanding at December 9, 2011 (millions)	45.5
Exchange ratio	0.8382
Number of shares of AGL Resources issued (millions)	38.1
Volume-weighted average price of AGL Resources common stock on December 8, 2011	$39.90
Cost of equity issued (millions)	$1,520

Cash payment for shares outstanding
Nicor shares outstanding at December 9, 2011 (millions)	45.5
Cash payment per share of Nicor common stock	$21.20
Cash payment for Nicor shares outstanding (millions)	$965

Additional shares outstanding under Nicor’s stock compensation plans granted prior to the execution of the merger agreement (millions)	0.6
Cash payment per additional Nicor share outstanding (millions)	$54.64
Cost to settle additional Nicor shares outstanding (millions)	$33
Total cash payment for shares outstanding (millions)	$998
Total preliminary purchase price (millions)	$2,518

The preliminary purchase price was computed using (i) Nicor’s shares outstanding immediately prior to the effective time of the merger and the market value of AGL Resources’ common stock issued in connection with the merger based on the volume-weighted average price of AGL Resources’ common stock on December 8, 2011, (ii) the cost of debt issued based on Nicor’s shares outstanding immediately preceding the effective time of the merger and the commitment to pay cash of $21.20 per Nicor common share and (iii) the cash payment to settle the additional shares outstanding under Nicor’s stock compensation plans. The cash payment per additional share was calculated based on the exchange ratio multiplied by the volume-weighted average price of AGL Resources common stock on December 8, 2011, plus $21.20.

Note 3.	Pro Forma Adjustments

The pro forma adjustments included in the pro forma financial statements are as follows:

Adjustments to Pro Forma Financial Statements

(a) AGL Resources and Nicor historical presentation — Based on the amounts reported in the Consolidated Statements of Income and Statements of Financial Position of AGL Resources and Nicor,  certain financial line items included in Nicor’s historical presentation have been reclassified to corresponding line items included in AGL Resources’ historical presentation. These reclassifications have no material impact on the historical operating income, net income, earnings available to parent, total assets, liabilities or shareholder’s equity reported by AGL Resources or Nicor.

Additionally, based on AGL Resources’ review of Nicor’s summary of significant accounting policies disclosed in Nicor’s financial statements and preliminary discussions with Nicor management, the nature and amount of any adjustments to the historical financial statements of Nicor to conform its accounting policies to those of AGL Resources are not expected to be material. Further review of Nicor’s accounting policies and financial statements may result in revisions to Nicor’s policies and classifications to conform to AGL Resources, some of which may be material.

The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments for the fair value of Nicor’s assets and liabilities. The final allocation of the purchase price could differ materially from the preliminary allocation used for the Unaudited Pro Forma Condensed Combined Consolidated Statement of Financial Position. The allocation of the preliminary purchase price is as follows (in millions):

Current assets	$788
Property, plant and equipment	3,112
Goodwill	1,349
Other noncurrent assets, excluding goodwill	769
Current liabilities	(934)
Noncurrent liabilities	(2,566)
Preliminary purchase price	$2,518

Adjustments to Pro Forma Condensed Combined Consolidated Statements of Income

(b) Operation and maintenance — Represents a decrease in operation and maintenance expense by removing the non-recurring transaction costs incurred by AGL Resources and Nicor through September 30, 2011, and December 31, 2010.

(c) Provision for depreciation and amortization, net — Represents the net incremental depreciation expense and incremental amortization of identified intangibles resulting from the pro forma fair value adjustments to Nicor’s unregulated property, plant and equipment and intangible assets. The estimates are preliminary, subject to change and could vary materially from the actual adjustment.

(d) Interest expense — Represents an increase in interest expense as the result of AGL Resources’ debt issuances to make a cash payment of $998 million to fund the requirement to pay $21.20 for each outstanding common share of Nicor and to settle the additional shares outstanding under Nicor’s stock compensation plans.

(e) Income taxes — Represents the adjustment to the income tax expense to reflect a combined consolidated estimated statutory income tax rate of 37%.

(f) Shares outstanding — Reflects the elimination of Nicor’s common stock offset by issuance of approximately 38.1 million shares of AGL Resources common stock. This share issuance does not consider that fractional shares will be paid in cash. The pro forma weighted-average number of basic shares outstanding is calculated by adding AGL Resources’ weighted-average number of basic shares of common stock outstanding for the nine months ended September 30, 2011, and the year ended December 31, 2010, to the number of AGL Resources’ shares issued as a result of the merger. The pro forma weighted-average number of diluted shares outstanding is calculated by adding AGL Resources’ weighted-average number of diluted shares of common stock outstanding for the nine months ended September 30, 2011, and the year ended December 31, 2010, to the number of AGL Resources’ shares issued as a result of the merger.

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010
Basic (millions):
AGL Resources weighted-average number of basic shares outstanding	77.9	77.4
Equivalent Nicor common shares after exchange	38.1	38.1
	116.0	115.5
Diluted (millions):
AGL Resources weighted-average number of diluted shares outstanding	78.4	77.8
Equivalent Nicor common shares after exchange	38.1	38.1
	116.5	115.9

Adjustments to Pro Forma Condensed Combined Consolidated Balance Sheet

(g) Property, Plant and Equipment — Reflects a $6 million increase to record Nicor’s unregulated property, plant and equipment to the estimated fair value. The estimate is preliminary, subject to change and could vary materially from the actual adjustment.

(h) Goodwill — Reflects the preliminary estimate of the excess of the purchase price paid over the fair value of Nicor’s assets acquired and liabilities assumed. The preliminary purchase price of the transaction, based on the volume-weighted average price of AGL Resources common stock on the NYSE on December 8, 2011, and the excess purchase price over the fair value of the assets acquired and liabilities assumed is calculated as follows (in millions):

Preliminary purchase price	$2,518
Less: Fair value of net assets acquired	1,169
Less: Nicor existing goodwill	27
Pro forma goodwill adjustment	$1,322

(i) Regulatory assets — Represents the estimated fair value adjustment of $121 million, based on prevailing market prices at September 30, 2011, associated with AGL Resources assuming Nicor’s debt.

(j) Other assets — Represents (i) the estimated fair value adjustment of $146 million associated with customer relationships and trade names of Nicor, (ii) the estimated fair value adjustment of $13 million related to investments in equity method joint ventures and (iii) the estimated debt issuance costs of $2 million. The customer relationships and trade names are expected to be amortized on a straight-line basis over their estimated remaining useful lives, while the debt issuance costs are expected to be amortized on a straight-line basis over the lives of the various debt instruments. The estimated lives of these assets are as follows:

Asset	Amortization Period
Customer relationships	15 years
Trade names	5 – 19 years
Debt issuance costs	5 – 30 years

(k) Accrued expenses — Reflects the accrual for estimated non-recurring transaction costs of $41 million to be incurred after September 30, 2011, partially offset by the current portion of income tax expense of $5 million.

(l) Debt — In connection with the merger agreement, AGL Resources assumed all of Nicor’s outstanding debt. The pro forma adjustment to short-term debt reflects the re-issuance of $700 million of commercial paper which was previously repaid as a result of our 2011 debt financings and $23 million of commercial paper borrowings necessary to complete the payment of the cash portion of the purchase consideration, less the $145 million adjustment to reduce AGL Resources’ cash balance to an amount that would have been  maintained if the merger-related financing was not secured prior to the balance sheet date. The pro forma adjustment to long-term debt reflects the issuance of $975 million of debt by AGL Resources, less approximately $700 million that had been secured as of September 30, 2011 that was used to help finance the merger, and the fair value adjustment of Nicor’s debt based on prevailing market prices at September 30, 2011 of $121 million. Subsequent to September 30, 2011, AGL Resources completed an issuance of $275 million in senior unsecured notes with various institutional investors in the private placement market.

(m) Accumulated deferred income taxes — Represents the estimated deferred tax liability, based on AGL Resources’ estimated post-merger composite statutory tax rate of 37% multiplied by the fair value adjustments recorded to the assets acquired and liabilities assumed, excluding goodwill. This estimated tax rate is different from AGL Resources’ effective tax rate for the nine months ended September 30, 2011, which includes other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

(n) Equity — The pro forma balance sheet reflects the elimination of Nicor’s historical equity balance, recognition of additional 38.1 million AGL Resources common shares issued and adjustment to reduce retained earnings by $24 million (net of tax) for the remaining estimated non-recurring transaction costs. These transaction costs are shown as an adjustment to retained earnings to reflect the impact of accounting guidance applicable to business combinations, which requires that these costs be expensed. Estimated transaction costs have been excluded from the pro forma income statements as they reflect non-recurring charges directly related to the merger.